Exhibit 10.5

Execution Version

AMENDED AND RESTATED EXECUTIVE NONCOMPETITION AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE NONCOMPETITION AGREEMENT (this “Agreement”) is made as of March 18, 2012, but effective as of the Closing (as defined in the Purchase Agreement), by and between Communications Infrastructure Investments, LLC (the “Company”), and Dan Caruso, (the “Executive”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Company’s Third Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as amended from time to time, the “LLC Agreement”) by and among the Company and the persons named on Schedule A thereto.

RECITALS

WHEREAS, the Executive is employed by the Company or one of its Subsidiaries;

WHEREAS, the Executive and the Company are parties to the Executive Noncompetition Agreement, dated January 5, 2011 (the “Original Agreement”), which superseded the Executive Noncompetition Agreement, dated December 29, 2010;

WHEREAS, the Executive has been issued Common Units, and Bear Equity, LLC (“Bear Equity”) has been issued Class B Preferred Units (“Executive Preferred Units”) on behalf of the Executive;

WHEREAS, in order to make available needed capital in connection with a strategic business acquisition, the Company desires to issue Class C Preferred Units to the 2012 Investors pursuant to the Purchase Agreement;

WHEREAS, the Executive has substantial knowledge and experience in the Company’s and its Subsidiaries’ businesses and intimate knowledge of their customers, processes, trade secrets and other business information;

WHEREAS, the Executive will benefit substantially as a result of the 2012 Investors’ investment in the Company, including through the expansion of the Company’s and its Subsidiaries’ businesses as a result of the strategic business acquisition to be financed with the funds to be invested by the 2012 Investors; and

WHEREAS, the 2012 Investors and the other Members wish to protect the value of their investment in the Company from the risk of competition posed by the Executive and it is a condition to the obligations of the 2012 Investors under the Purchase Agreement that the Original Agreement be amended and restated as set forth herein;

NOW THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties’ desire to preserve the value inherent in the Company for their mutual benefit and the benefit of the 2012 Investors and the other Members, the Executive, intending to be legally bound hereby, agrees with the Company as follows:

[CARUSO NON-COMPETE]

1. Definitions.

“Bear Equity” has the meaning specified in the Preamble to this Agreement.

“Board” means the Company’s Board of Managers.

“Cause” means the Executive’s: (i) dishonesty of a material nature with respect to the Company (including, but not limited to, theft or embezzlement of the Company’s or any of its Subsidiaries’ funds or assets); (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company’s or any of its Subsidiaries’ business, if such noncompliance is likely to have a material adverse effect on the Company or any of its Subsidiaries; (iv) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement, which violation, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board (or, if such violation cannot feasibly be cured within said 10 day period and the Executive has not cured such violation within a reasonable amount of time after using best efforts), and if such violation is likely to have a material adverse effect on the Company or any of its Subsidiaries; (v) material breach of this Agreement, which breach, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board (or, if such material breach cannot feasibly be cured within said 10 day period and the Executive has not cured such material breach within a reasonable amount of time after using best efforts) or material breach of the Executive’s fiduciary duties to the Company or any of its Subsidiaries; or (vi) gross incompetence, gross neglect, or gross misconduct in the performance of the Executive’s duties.

“Competing Business” means any business engaged in owning or operating fiber networks.

“Executive Preferred Units” has the meaning specified in the Preamble to this Agreement.

“Expiration Date” has the meaning specified in Section 2 of this Agreement.

“Good Reason” means the occurrence of any of the following events: (A) a substantial adverse change in the nature or scope of the Executive’s responsibilities, authorities, powers, functions or duties attached to the Executive’s position with the Company or any of its Subsidiaries as of the date of this Agreement; (B) the relocation of the offices at which the Executive is principally employed to any other location that is more than 75 miles from the current location of such offices; or (C) the Executive’s title as of the date of this Agreement is changed in any manner, other than as a result of a promotion. Notwithstanding the foregoing, the occurrence of any event specified in paragraphs (A), (B) or (C) shall not be deemed to be “Good Reason” if the Executive fails to voluntarily terminate his employment under this Agreement within sixty (60) days following such event.

“Protected Territory” shall mean, prior to the Termination Date, the world, and commencing on and after the Termination Date, shall include the United States and any other geographic area in which the Company or any of its Subsidiaries conducts business as of the Termination Date, or has developed an intention to conduct business in such geographic area on or before the Termination Date and for which the Company or any of its Subsidiaries has prepared or commissioned the preparation of a business plan or study on or before the Termination Date.

“Termination Date” shall mean the date the Executive’s employment with the Company or any of its Subsidiaries is terminated, whether by the Executive or the Company or any of its Subsidiaries

2. Term. The term of this Agreement shall be for a period commencing on the Closing Date (as defined in the Purchase Agreement) and ending 5 years thereafter (the “Non-Compete Term”) subject to the terms and conditions below. Notwithstanding the foregoing, in the event the Executive’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for any reason other than for Cause or if the Executive voluntarily terminates his employment with the Company or any of its Subsidiaries for Good Reason, including, but not limited to, by reason of death or disability, then the term of this Agreement (including all restrictions contained in Section 3) shall immediately expire and be of no further force or effect. For the avoidance of doubt, in the event the Executive’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause OR if the Executive voluntarily terminates his employment with the Company or any of its Subsidiaries for any reason other than Good Reason, then the term of this Agreement (including all restrictions contained in Section 3) shall continue in full force and effect for the full Non-Compete Term referenced above. Notwithstanding the foregoing, in the event (i) prior to an Initial Public Offering, the Company issues additional Common Units (or other profits interests or similar incentive equity in the Company) and the Executive fails to receive a grant of at least twenty-five percent (25%) of such issuances (without the Executive’s prior approval) or (ii) the Company elects and/or appoints a Chairman of the Board other than the Executive (without the Executive’s prior approval), then the Executive shall have the right (but not the obligation) to elect one of the following options: (a) if the Executive elects to have full and immediate acceleration of vesting on all unvested Executive Preferred Units under the Vesting Agreement, dated December 29, 2010, and the Vesting Agreement, dated January 5, 2011, then such accelerated vesting shall immediately occur and the Executive shall remain subject to all of the terms and conditions of this Agreement for the remainder of the Non-Compete Term referenced above, and (b) if the Executive elects not to have full and immediate acceleration of vesting under such circumstances, then the Executive shall not thereafter be subject to any of the terms and conditions of this Agreement and this Agreement shall immediately expire and be of no further force and effect and the Original Agreement shall not be reinstated (however, if the Executive elects this option (b) AND continues to be employed by the Company or any of its Subsidiaries, then the Executive will be subject to the terms and conditions of this Agreement ONLY for so long as the Executive’s employment with the Company or any of its Subsidiaries continues – after which such restrictions shall immediately expire). If the Executive is going to exercise the referenced election, the Executive must do so within sixty (60) days of the date the Executive fails to receive a grant of twenty-five percent (25%) of additional Common Units issued by the Company or the Chairman of the Board is elected and/or appointed. For the avoidance of doubt, the above two options are not conditioned on or subject to the termination of the Executive’s employment with the Company or any of its Subsidiaries. If the Purchase Agreement is terminated by its terms and the LLC Agreement is not in full force and effect, then this Agreement shall terminate and be of no further force or effect and the Original Agreement shall be reinstated in its entirety.

3. Noncompetition and Nonsolicitation.

(a) Noncompetition. During the term of this Agreement, the Executive agrees that the Executive will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder, equity holder, lender, consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly, indirectly or beneficially (except (i) as a passive holder of not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market, (ii) as a passive participant in any venture capital fund where his interest therein does not exceed one percent (1%) of the total capital commitments, (iii) as Executive Chairman of EnVysion, (iv) as an employee, manager, director or owner of MCCC ICG Holdings LLC, or (v) as a director or owner of GTS Group (i.e. Consortium 1 S.a.r.l. and its affiliated companies) (collectively, “Permitted Activities”)), own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, a Competing Business within the Protected Territory;

(b) Nonsolicitation; No-hire. During the term of this Agreement, the Executive agrees that the Executive will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder, equity holder, lender, consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly, indirectly or beneficially induce or attempt to induce (i) any Person which is a customer of the Company or any of its Subsidiaries, or which otherwise is a contracting party with the Company or any of its Subsidiaries, as of the date hereof or at any time hereafter during the term of this Agreement, to cease doing business with or to terminate, alter or amend any written or oral agreement or understanding with the Company or any of its Subsidiaries, or (ii) any Person which is an employee or contractor of the Company or any of its Subsidiaries as of the date hereof or at any time hereafter during the term of this Agreement to terminate or otherwise separate their employment or contractor arrangement with the Company or any of its Subsidiaries, or recruit, solicit or hire any such Person.

4. Injunctive Relief. The Executive agrees that the breach of this Agreement by the Executive will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Executive’s obligations hereunder. The Executive waives any requirement by the Company to provide any bond or other security in connection with such injunction, specific performance or other equitable relief.

5. Amendments; Waiver. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and shall require the prior written approval of the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

6. Enforcement. The Company and the Executive agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial or similar proceedings, a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, and shall otherwise be deemed to be limited in such manner, as will permit enforceability by such court or similar body. The Company and the Executive further agree that covenants set forth in this Agreement are reasonable in all the circumstances for the protection of the legitimate interests of the Company and its Members. In the event that any one or more of such covenants shall, either taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its Members, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions or limitations, as the case may be.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

8. Consent to Jurisdiction. The Executive hereby agrees to submit to the exclusive jurisdiction of the court in and of the State of Delaware and to the courts to which the decisions of appeal of such courts may be taken and consents that service of process with respect to all courts in and of the State of Delaware may be made by registered mail to Executive’s address set forth on page 1 hereof.

9. Successors and Assigns. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns; provided, however, that the parties hereto agree that in the event of any such assignment by the Company, the phrase “Competing Business” shall, for purposes of being applied to Executive’s obligations hereunder to the assignee, be limited to the businesses of the Company and its Subsidiaries as of the date of such assignment.

10. Captions; Gender and Number. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. The gender and number used in this Agreement are used as reference terms only and shall apply with the same effect whether the parties are of the masculine, neuter or feminine gender, corporate or other form, and the singular shall likewise include the plural.

11. Entire Agreement. This Agreement and each related agreement to which the undersigned are a party constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings, whether oral or written, with respect thereto and hereto.

12. Original Agreement. Notwithstanding anything in the Agreement to the contrary, the Original Agreement shall remain in effect in the event the Closing does not occur.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first Above written.

COMPANY:

COMMUNICATIONS INFRASTRUCTURE
INVESTMENTS, LLC

By:	/s/ Scott Beer
Name:	Scott Beer
Title:	General Counsel

EXECUTIVE:

/s/ Dan Caruso
Dan Caruso

[CARUSO NON-COMPETE]